Kenne Ruan, CPA

Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 24, 2011 on the Financial Statement of USChina Venture II INC for the year ended December 31, 2010, in this registration statement on Form 10, and in any filings that are necessary now or in the future with SEC.

Very Truly Yours,

/s/ Yongqing Ruan, CPA

January 24, 2010